FIFTH AMENDMENT TO ASSET PURCHASE AGREEMENT

   This Fifth Amendment to Asset Purchase Agreement is made and entered into this 15th day of May, 1996, by and between Texas Coast Broadcasters, Inc. ("Seller"), a Texas corporation, and Multi-Market Radio, Inc. ("Purchaser"), a Delaware corporation

   WHEREAS, Seller and Purchaser executed that certain Asset Purchase Agreement dated December 27, 1995 (the "Agreement"), pursuant to which Seller agreed to sell to Purchaser the properties and assets described in the Agreement; and

   WHEREAS, the Seller and Purchaser wish to amend Section 5.9(c) of the Agreement to extend the time by which Purchaser must terminate the Agreement if it does not agree with the Remedy Report, as defined in the Agreement.

   NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained in this amendment and in the Agreement, the parties agree as follows:

   1.     Section 5.9(c) of the Agreement is hereby amended to read as follows:

          (c) Seller has engaged Weston to conduct such additional investigation of the environmental conditions at the Ennis Site as may be necessary in the opinion of such consultant to recommend the remediation appropriate for such site and to prepare a report describing such environmental conditions and recommending the remediation necessary for the Ennis Site (the "Remedy Report"). Purchaser will be provided a copy of the Remedy Report, and if it does not agree with the proposed remedy, Purchaser may elect to terminate this Agreement






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          by notifying Seller in writing on or before June 15, 1996, of its election to terminate this Agreement. If Purchaser does not elect to terminate this Agreement by notifying Seller, on or before June 15, 1996, of its election to terminate, Purchaser shall be deemed to have approved the remedy specified in the Remedy Report. Seller will not implement a remedy for the Ennis Site that is different from the remedy described in the Remedy Report without the proper written consent of Purchaser.

     2. This amendment contains the entire understanding of the parties hereto in respect of the amendment of Section 5.9(c) of the Agreement and supersedes any prior agreements and understandings between the parties with respect to the amendment of Section 5.9(c). All other provisions of the Agreement remain unchanged.

   3. This amendment may be executed in any number of counterparts, each of which shall be deemed an original, buy all of which together shall constitute one and the same instrument.







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   IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to Asset Purchase Agreement to be effective as of the date first above written.

                                          SELLER:

                                          TEXAS COAST BROADCASTERS, INC.




                                          By: /s/ Harry M. Green
                                             -------------------------------
                                             Harry M. Green
                                             Chairman of the Board


                                          PURCHASER:

                                          MULTI-MARKET RADIO, INC.




                                          By: /s/ Michael G. Ferrel
                                             -------------------------------